Exhibit 10.18

FOURTH AMENDMENT TO LICENSE AGREEMENT

OTT File 0671

This amendment, dated June 20, 2016, is by and between Cytopherx, Inc. (“LICENSEE”) and the Regents of the University of Michigan (“MICHIGAN”).

WHEREAS, Nephrion, Inc., and MICHIGAN entered into an Amended and Restated License Agreement on October 17, 2007, entered into a First Amendment dated March 23, 2011, entered into a Second Amendment August 9, 2013 and entered into a Third Amendment 31 July 2014 (collectively the “License Agreement”);

WHEREAS, Nephrion, Inc. changed its name to Cytopherx, Inc. on or about October 1, 2009; and

WHEREAS, MICHIGAN and LICENSEE desire to modify certain provisions of the License Agreement as provided herein.

NOW THEREFORE, MICHIGAN and LICENSEE hereby agree as follows:

1. Paragraph 4.3 is hereby deleted in its entirety.

2. LICENSEE shall transfer to MICHIGAN 100,000 shares of its Series E preferred stock. LICENSEE represents and warrants that the price per share of its Series E preferred stock is $ 0.25. LICENSEE shall make such transfer pursuant to, and subject to the terms of, a stock transfer agreement to be negotiated in good faith by the parties (the “STOCK TRANSFER AGREEMENT”).

3. Except as specifically amended above, all other terms and conditions of the License Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

CYTOPHERX, INC.		THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Charles J. Fisher, Jr.	By:	/s/ Kenneth J. Nisbet
Title: Executive Chair & CEO		Title: Associate VP for Research, U-M Tech Transfer